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                                                                Exhibit 23.01


                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 33-83590) of Meridian National Corporation and in the related prospectus, and in the Registration Statements (Form S-8 Nos. 33-72256 and 333-961) pertaining to the 1990 Non-qualified and Incentive Stock Option Plan and the Amended and Restated 1987 Non-employee Directors' Stock Option Plan of Meridian National Corporation of our report dated November 18, 1998, with respect to the consolidated financial statements of Meridian National Corporation included in this annual Report (Form 10-K) for the year ended February 28, 1998.



                                                        REHMANN ROBSON, P.C.


Farmington Hills, Michigan
June 18, 1999